Exhibit 99.1

AMENDMENT NO. 1 TO

JOINT FILING AND SOLICITATION AGREEMENT

WHEREAS, Privet Fund LP (“Privet Fund”), Privet Fund Management LLC (“Privet Management”), Ryan Levenson (“Levenson”), Ben Rosenzweig (“Rosenzweig” and, together with Levenson, Privet Management and Privet Fund, the “Privet Parties”), Todd Diener (“Diener”), and James Pappas (acting on his own behalf and on behalf of the following entities (together with Mr. Pappas, the “JCP Parties”) that are controlled by Mr. Pappas: JCP Investment Partnership, LP, JCP Investment Partners, LP, JCP Investment Holdings, LLC, and JCP Investment Management, LLC) entered into a Joint Filing and Solicitation Agreement on February 3, 2012 (the “Agreement”); and

WHEREAS, each of the JCP Parties now wishes to be removed as a party to the Agreement.

NOW, IT IS AGREED, this 3rd day of May 2012 by the parties hereto:

1.           Each of the JCP Parties is hereby removed as a party to the Agreement and as a member of “The Committee to Strengthen J. Alexander’s” and his or its respective obligations under the Agreement, including any arrangement relating to the sharing of expenses incurred by the Committee after the date hereof, are hereby terminated effective immediately.

2.           Each of the remaining parties to the Agreement shall continue to be bound by the terms of the Agreement, the terms of which are incorporated herein and made a part hereof.

3.           This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Joint Filing and Solicitation Agreement to be executed as of the day and year first above written.

PRIVET FUND LP

By:	Privet Fund Management LLC,
Managing Partner

By:	/s/ Ryan Levenson
Ryan Levenson
Title: Managing Member

PRIVET FUND MANAGEMENT LLC

By:	/s/ Ryan Levenson
Ryan Levenson
Title: Managing Member

/s/ Todd Diener
Todd Diener

/s/ Ryan Levenson
Ryan Levenson

/s/ Ben Rosenzweig
Ben Rosenzweig

JCP INVESTMENT PARTNERSHIP, LP
By:	JCP Investment Management, LLC
Investment Manager

By:	/s/ James Pappas
Name: James Pappas
Title: Managing Member

JCP INVESTMENT PARTNERS, LP

By:	JCP Investment Holdings, LLC
General Partner

By:	/s/ James Pappas
Name: James Pappas
Title: Managing Member

JCP INVESTMENT HOLDINGS, LLC

By:	/s/ James Pappas
Name: James Pappas
Title: Sole Member

JCP INVESTMENT MANAGEMENT, LLC

By:	/s/ James Pappas
Name: James Pappas
Title: Managing Member

/s/ James Pappas
James Pappas